UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

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DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

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Third Point Responds to Campbell’s Latest Attempt to Mislead Shareholders

and Protect Insiders

We Believe Ill-Considered and Defensive Response to Our Plan Shows CPB Leadership’s Main Interest is in

Keeping Their Jobs Rather Than Working with Shareholders to Improve Its Challenged Business

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), today issued the following statement in response to Campbell’s rash critique of their plan:

We believe Campbell’s hastily-issued response to our plan released today insults the intelligence of its shareholders. Our 100 Day blueprint in no way endorses their “plan”, which was simply a limp promise to “do better”, find a CEO after nearly six months of searching, and sell two of its business, including one of its crown jewels.

Shareholders see through this floundering leadership team’s attempts to hold on to their jobs and avoid accountability after twenty years of failing their shareholders. Our substantive operational, financial, and strategic approach is well-informed by five board nominees who have worked with Campbell in the past. We are confident that investors, unlike the Company, will take the time to understand our plan and vote the White Card for fresh ideas and a new path forward.

After reviewing our full plan here, we encourage shareholders to also review The Independents and Fiction vs. Fact to understand more about why the Independent Slate will respect Shareholder voices, end the Insider Board Members’ Reign of Error, and set Campbell on a new and profitable path. We urge all shareholders to VOTE the WHITE Proxy Card to elect the Independent Slate.

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Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

CONTACTS

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

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@ThirdPointLLC issued Tweets stating:

Third Point shared its 100 Day Plan, a blueprint for how the Independent Slate will #RefreshTheRecipe at $CPB if Shareholders Vote the White Card to end the Entrenched Board’s Reign of Error https://bit.ly/2Q46IDT #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

FICTION #6: $CPB says it is in capable hands under interim-CEO Keith McLoughlin but Glassdoor says otherwise. Get the facts here http://bit.ly/2O0DDHR . It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

Accountability? Not with the Current Board. $CPB paid CEO Denise Morrison $60M and then “guided her” to retirement. We say it’s time to #CanTheCurrentBoard and #RefreshTheRecipe. (SEC Legend: http://bit.ly/SEC_Legend)

In an effort to protect insiders, $CPB attempted to mislead shareholders by implying we are “copying” actions that $CPB is already taking. In reality, we present a solid plan to #RefreshTheRecipe. Get the facts HERE: http://bit.ly/2Q46IDT (SEC Legend: http://bit.ly/SEC_Legend)

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@ThirdPointLLC also retweeted the following:

@MarketWatch: Activist investors spell out 100-day plan for Campbell Soup revitalization

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Third Point LLC also issued the following statement through additional social media outlets:

Third Point shared its 100 Day Plan, a detailed blueprint for how the Independent Slate will #RefreshTheRecipe at Campbell Soup Company if Shareholders Vote the White Card to end the Entrenched Board’s Reign of Error https://bit.ly/2Q46IDT #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

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Hedge-fund activists lay out 100-day plan to revitalize Campbell Soup

Published: Oct 30, 2018 8:16 a.m. ET

By TONYA GARCIA, REPORTER

Third Point LLC confirmed a Wall Street Journal report that it has created a 100-day plan that it thinks will lead to growth at Campbell Soup Co. CPB, +0.85% “Third Point believes that years of dismal leadership and massive value destruction reinforce that new perspectives are needed to put Campbell on a better path,” the hedge-fund activists wrote in a release. The plan includes exploring a split of the company and revamping the soup business. Campbell shares have tumbled nearly 22% for the year to date while the S&P 500 index SPX, +0.29% has fallen 1.2% for the period.

* * * *

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.